UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

FRANKLIN STREET PROPERTIES CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, Franklin Street Properties Corp. (the “Company”) appointed Jeffrey B. Carter, age 44, as President of the Company.  Jeffrey Carter is assuming the role of President from George J. Carter, who will remain Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company.  In addition to serving as President, Jeffrey Carter will continue to serve as the Company’s Chief Investment Officer, a position he has held since February 2012.  Previously, Jeffrey Carter served as the Company’s Senior Vice President and Director of Acquisitions from 2005 to 2012 and as the Company’s Vice President - Acquisitions from 2003 to 2005.  He will oversee the day-to-day execution of the Company’s strategic objectives and business plan.  Prior to joining the Company, Jeffrey Carter worked in Trust Administration for Northern Trust Bank in Miami, Florida.  He is a graduate of Arizona State University (B.A.), The George Washington University (M.A.) and Cornell University (M.B.A.).

Jeffrey Carter’s father, George Carter, serves as Chairman of the Board and Chief Executive Officer of the Company and Jeffrey Carter’s brother, Scott H. Carter, serves as Executive Vice President, General Counsel and Secretary of the Company.  George Carter, Jeffrey Carter, and Scott Carter each serve, at the Company’s request, as executive officers, and George Carter and Jeffrey Carter, as directors, of each of the single-purpose real estate investment trusts whose equity syndication the Company sponsored (the “Sponsored REITs”). None of them receives any remuneration from the Sponsored REITs for such service.  For information on transactions between the Company and its Sponsored REITS, see “Transactions with Related Persons—Transactions with Related Persons” in the Company’s Proxy Statement (File No. 001-32470) filed with the Securities and Exchange Commission on April 1, 2016.

On May 17, 2016, the Company issued a press release announcing, among other things, Jeffrey Carter’s appointment as President of the Company, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The 2016 Annual Meeting was called for the following purposes: (1) to elect two Class I directors, each to serve for a term expiring at the 2019 annual meeting of stockholders and until his respective successor is duly elected and qualified, (2) to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and (3) to approve, by non-binding vote, the Company’s executive compensation.

(1) The following table sets forth the names of the directors elected at the 2016 Annual Meeting for a new three-year term and the final number of votes cast for or withheld from each director and the number of broker non-votes.

Name	For	Withheld	Broker Non-Votes

Brian N. Hansen	77,486,448	937,444	10,263,310
Dennis J. McGillicuddy	77,457,529	966,363	10,263,310

(2) The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved. The final number of votes cast for, against or abstaining from voting on that proposal are listed below.

For	Against	Abstain

88,017,979	655,117	14,106

(3) The proposal to approve, by non-binding vote, the Company’s executive compensation was approved. The final number of votes cast for, against or abstaining from voting on that proposal and broker non-votes are listed below.

For	Against	Abstain	Broker Non-Votes

76,799,467	1,289,380	335,045	10,263,310

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

                 See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	FRANKLIN STREET PROPERTIES CORP.
By:	/s/ George J. Carter
George J. Carter Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 17, 2016